AMENDMENT NO. 1 TO
PARTICIPATION AGREEMENT
Effective as of January 1, 2008

The Participation Agreement dated December 15, 2004 by and among Principal Life Insurance Company, an Iowa life insurance company ("Insurer'); Princor Financial Services Corporation, ("Contracts Distributor"), the principal underwriter with respect to the contract referred to below; AllianceBernstein L.P. (formerly Alliance Capital Management L.P.), ("Adviser.,) and AllianceBernstein Investments, Inc. (formerly Al1ianceBemstein Investment Research and Management, Inc.), ("Distributor"), the Fund's principal underwriter, (collectively, the "Parties"), is hereby amended as follows:

WITNESSETH THAT:

WHEREAS the Parties have entered into a Participation Agreement, dated as of December 15, 2004 whereby shares of certain portfolios (the "Portfolios") of AllianceBernstein Variable Products Series Fund, Inc. (the "Fund"), as listed in Schedule A2 of the Participation Agreement, as may be amended from time to time, are made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of the Insurer that are the subject of the Insurer's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), to be offered through Contracts Distributors and other registered broker-dealer firms as agreed to by the Company; and

WHEREAS, the Parties now desire to amend the Participation Agreement with an amended and restated Schedule A-2 ("Amended Schedule A-2");

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend the Participation Agreement as reflected in the attached Amended Schedule A-2.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director, Product Management

ALLIANCEBERNSTEIN L.P.

By: /s/ Marc Mayer
Name: Marc Mayer
Title: Executive Vice president

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Title: Managing Director

PRINCOR FINANCIAL SERVICES CORPORATION

By: /s/ Mike Beer
Name: Mike Beer
Title: President

Amended Schedule A-2

Effective January 1, 2008

PORTFOLIOS

AllianceBemstein VPS International Value Portfolio - Class A
AllianceBemstein VPS Small Cap Growth Portfolio - Class A
AllianceBemstein VPS Small/Mid Cap Value Portfolio - Class A
AllianceBemstein VPS Global Technology Portfolio - Class A
AllianceBemstein VPS International Growth Portfolio - Class A